[FORM OF GLOBAL SECURITY]          EXHIBIT 4.1

     EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.05 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE
OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL insomuch as the registered owner hereof, Cede & Co., has an interest herein.

                        FORD MOTOR CREDIT COMPANY
R1                             $200,000,000           CUSIP 345397 NL 3
                   5 3/4% Notes due January 25, 2001


         FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on January 25, 2001, and to pay interest thereon from January 25, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 25th and July 25th in each year, commencing July 25,
1996, at the rate of 5 3/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date.

         Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, or the City of Phildelphia, the Commonwealth of Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar and shall appear in the Security Register.

         This Security is one of the duly authorized securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture dated as of August 1, 1994 (the "Indenture"), between the Company and First Union National Bank (formerly First Fidelity Bank, National Association), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing $200,000,000 aggregate principal amount of the Company's 5 3/4% Notes due January 25, 2001, limited in aggregate principal amount to $500,000,000.

         This Global Security is not subject to redemption.

         If an Event of Default with respect to this Global Security shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Global Security issued upon the registration of transfer hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security.

         No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of and interest on this Global Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, particularly the limitation set forth in Section 2.05(b) of the Indenture, the transfer of this Global Security is registrable in the Security Register, upon surrender of this Global Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Global Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Security of this series for the same aggregate principal amount will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Upon the occurrence of an event described in Section 2.05
(c) of the Indenture, the Holder hereof shall surrender this Global Security to the Trustee for cancellation whereupon, in accordance with said Section 2.05 (c), the Company will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form without coupons, in denominations of $1,000 and any integral multiple thereof, and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security.

         All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Ford Motor Credit Company has caused this instrument to be signed by its Chairman of the Board, or its President, or one of its Vice Presidents, and by its Treasurer or one of its Assistant Treasurers, manually or in facsimile, and its corporate seal to be imprinted hereon.

Dated:  January 25, 1996

                                   FORD MOTOR CREDIT COMPANY


                                   By  /Specimen
                                     -----------------------
                                      Chairman of the Board

[CORPORATE SEAL]


                                   By   /Specimen
                                     ------------------------
                                           Treasurer


Attest:   /Specimen
       --------------------
        Assistant Secretary

     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
     This is the Global Security of the series designated therein referred to in the within-mentioned Indenture.

            FIRST UNION NATIONAL BANK
            (FORMERLY FIRST FIDELITY BANK,
             NATIONAL ASSOCIATION), As Trustee,


By
  ---------------------
    Authorized Officer

            FOR VALUE RECEIVED, the undersigned hereby sells,
                       assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

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(Print or Type Name and Address including Zip Code of Assignee)

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the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------------------------attorney to transfer said Global Security on the books of the Company, with full power of substitution in the premises.

Dated:
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     NOTE:  The signature to this assignment must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.